                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



                                 June 22, 1999
                      [Date of earliest event reported.]



                              COYOTE SPORTS, INC.
            (Exact name of registrant as specified in its charter)



                       Commission file number 333-29077



         Nevada                                           88-0326730
[State or other jurisdiction                [I.R.S. Employer Identification No.]
of incorporation or organization]



        2291 Arapahoe Avenue
          Boulder, Colorado                                 80302
[Address of principal executive offices]                  [Zip Code]



      Registrant's telephone number, including area code: (303) 932-8794
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ITEM 5. OTHER EVENTS

On June 22, 1999, Coyote Sports, Inc. and Royal Precision, Inc. issued a joint press release announcing that the Agreement and Plan of Merger dated as of January 31, 1999, had been terminated.

Additionally, the Company issued a separate press release announcing that the termination of the merger agreement and failure to obtain replacement long-term financing will most likely have a material adverse effect on the Company's business, operating results and financial condition. The Company, which is not current with certain vendors, is undertaking a thorough review of its financial situation to develop a plan to restructure the Company and its financial obligations.

Certain substantial debt obligations of the Company contain a demand feature. The Company is in direct communication with its lenders and hopes to be able to obtain satisfactory accommodations to restructure its obligations. If the Company is not able to obtain satisfactory accommodations from its lenders or obtain other financing, it may be forced to seek relief under the United States Bankruptcy code.

In addition, the Company anticipates that its common stock is likely to be delisted from the Nasdaq SmallCap Market.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a) None.

            (b) None.

            (c) Exhibits.

        99.1 Text of the press release issued by Coyote Sports, Inc. and Royal Precision, Inc. on June 22, 1999.

        99.2 Text of the press release issued by Coyote Sports, Inc. on June 22, 1999.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COYOTE SPORTS, INC.
                                          (Registrant)


Dated: June 28, 1999                      By: /s/ John Paul McNeill

                                          Name: John Paul McNeill
                                          Title: Chief Financial Officer and
                                                 Treasurer
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Exhibit 99.1


Coyote Sports and Royal Precision Terminate Merger Agreement



For Immediate Release

Contact: James Probst, President, Coyote Sports, Inc., (303) 932-8794; Thomas Schneider, President and COO, Royal Precision, Inc.,
          (602) 627-0200

          RCG Capital Markets Group, Inc. (480) 675-0400
          Retail: Jim Estrada, Brett Maas
          Analysts/Institutional: Joe Dorame
          Media: Jeff Stanlis

(June 22, 1999) -- SAN DIEGO, Calif. - Coyote Sports, Inc. (Nasdaq: COYT) and Royal Precision, Inc. (Nasdaq: RIFL), announced today that the merger agreement between the two companies has been terminated at the request of Royal Precision, Inc. due to a material change in the business of Coyote Sports, Inc. resulting in an inability to obtain suitable long-term financing.

Coyote Sports, Inc. and Royal Precision, Inc. are engaged in complementary businesses in the golf and sports equipment industry. Coyote designs, engineers, manufactures, markets and distributes brand name sports equipment and recreational products, including steel and graphite golf shafts, premium grade cycle tubing and javelins. Royal Precision develops, produces and markets steel and graphite golf shafts, including the "Rifle" shaft, the first modern stepless steel golf shaft.

This press release includes statements which may constitute forward looking statements made pursuant so the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward looking statements including, but not limited to, risks related to the Company's dependence on discretionary consumer spending and original equipment manufacturers, new product introduction, competition, seasonality of sales, fluctuations in operating results, product protection, intellectual property rights, supply delays, use of third party suppliers, customer concentration and other factors detailed in the Company's Securities and Exchange Commission filings.

Exhibit 99.2


Coyote Sports, Inc. To Restructure


For Immediate Release


(June 22, 1999) - BOULDER, Colorado--(BUSINESS WIRE)--Coyote Sports, Inc. (Nasdaq-COYT) and Royal Precision, Inc. announced today that the merger agreement between the two companies has been terminated at the request of Royal Precision, Inc. due to a material change in the business of Coyote Sports, Inc. resulting in an inability to obtain suitable replacement long-term debt financing.

Termination of the merger agreement and the failure to obtain replacement long-term financing will most likely have a material adverse effect on Coyote's business, operating results and financial condition. The Company, which is not current with certain vendors, is undertaking a thorough review of its financial situation to develop a plan to restructure the Company and its financial obligations.

Certain substantial debt obligations of the Company contain a demand feature. The Company is in direct communication with its lenders and hopes to be able to obtain satisfactory accommodations to restructure its obligations. If the Company is not able to obtain satisfactory accommodations from its lenders or obtain other financing, it may be forced to seek relief under the United States Bankruptcy Code.

In addition, the Company anticipates that its common stock is likely to be delisted from the Nasdaq SmallCap Market.

Coyote Sports, Inc. is a diversified sports manufacturing company that specializes in golf (Apollo and Unifiber golf shafts), cycling (Reynolds premium cycle tubing), and the manufacture of advanced composite materials used for sporting goods products.

Certain oral and written statements of management of the Company included in this press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially.

CONTACT:

Investor Relations Services Inc.
Ph: 904/409-0200